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                                                                EXHIBIT 10(d)(v)

                                CABOT CORPORATION

                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                                    PREAMBLE

         Cabot Corporation (the "Corporation") initially adopted the Cabot Corporation Supplemental Retirement Incentive Savings Plan, a nonqualified supplemental plan, pursuant to a vote of the Board of Directors of the Corporation on February 10, 1984. The Supplemental Retirement Incentive Savings Plan incorporated a supplemental profit-sharing plan previously authorized by the Board of Directors on September 10, 1976. The Supplemental Retirement Incentive Savings Plan was amended and restated effective September 9, 1988, and subsequently amended from time to time. The Corporation adopted the Cabot Corporation Supplemental Employee Stock Ownership Plan pursuant to a vote of the Board of Directors, effective September 9, 1988, and subsequently amended from time to time.

         Effective December 31, 2000, the CRISP was merged with and into the ESOP, and the combined amended and restated plan was renamed the Cabot Retirement Savings Plan (the "CRSP"). Similarly, effective December 31, 2000, the Supplemental Retirement Incentive Savings Plan was merged with and into the Supplemental ESOP. The combined amended and restated plan, as set forth herein and renamed the Cabot Supplemental Retirement Savings Plan (the "Plan"), shall be effective from and after December 31, 2000. The purpose of the Plan is to provide benefits to a designated group of managers who are highly compensated employees of the Corporation or its subsidiaries, supplemental to benefits provided under the CRSP.

         Except as otherwise specifically provided herein, the rights and benefits, if any, of an individual who was a participant in the Plan (including any component predecessor plan) and who ceased to be an participant on or prior to December 31, 2000, will be determined in accordance with the provisions of the Plan as in effect on the date he or she ceased to be a

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participant.

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                                    SECTION 1

                                   Definitions

         When used herein,, the words and phrases defined shall have the following meanings unless a different meaning is clearly required by the context. Terms used herein which are defined in Article 1 of the CRSP shall have the meanings assigned to them in the CRSP unless a different meaning is set forth below.

         1.1. "Applicable Matching Percentage" means (i) for any period for which Basic Matching Contributions but no Discretionary Matching Contributions are made under the CRSP, five and five-eighths (5.625%) percent; and (ii) for any period for which Discretionary Matching Contributions are made under the CRSP, 5.625% plus the maximum rate (expressed as a percentage of Compensation) at which Discretionary Matching Contributions are made for such period with respect to any participant in the CRSP.

         1.2. "Beneficiary" means the individual(s) or entity(ies) entitled under Section 3.6 below to receive any benefits hereunder upon the death of a Supplemental Plan Participant.

         1.3. "Committee" means the Benefits Committee as defined in the CRSP.

         1.4. "Memorandum account" means the account established by the Corporation on behalf of each Supplemental Plan Participant, to which amounts described in Sections 3.1 shall be credited. The Committee shall establish such subaccounts as may be necessary or desirable to implement the terms of this Plan. A Supplemental Plan Participant's Memorandum Account shall include amounts accrued under the Cabot Corporation Supplemental Retirement Incentive Savings Plan and Cabot Corporation Supplemental Employee Stock Ownership Plan as of December 31, 2000, the effective date of the amendment and restatement of this Plan.

         1.5. "Retirement" means termination of employment with the Corporation and other Affiliated Employers following attainment by the Supplemental Plan Participant of his or her Early Retirement Age or Normal Retirement Age. An individual whose employment has terminated by reason of Retirement shall be treated as having "Retired."

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         1.6.     "Supplemental Plan Participant" has the meaning provided in
Section 2 below.

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                                    SECTION 2

                                  Participation

         2.1. Participation. Any person who was a participant in the Cabot Corporation Supplemental Retirement Incentive Savings Plan or Cabot Corporation Supplemental Employee Stock Ownership Plan on December 31, 2000, will continue to participate in this Plan in accordance with its terms after such date. Each other individual who is a participant in the CRSP shall be eligible to participate in and accrue benefits under this Plan for any calendar year if such individual satisfies either (i) or (ii) below, and, with respect to accruals described in Section 3.1(a), also satisfies (iii) below.

                  (a) This Section 2.1(a) is satisfied if such individual's base salary for any such year (as determined by the Committee), before reduction for deferrals, if any, under the CRSP, the Corporation's nonqualified Deferred Compensation Plan, or any salary deferral under Sections 125 and 132 of the Code, equals or exceeds the dollar limitation applicable to such year under Section 401(a) (17) of the Code.

                  (b) This Section 2.1(b) is satisfied if such individual's Compensation for such year, reduced for deferrals, if any, under the Corporation's nonqualified Deferred Compensation Plan equals or exceeds the dollar limitation applicable to such year under Section 401(a)(17) of the Code.

                  (c) This Section 2.1(c) is satisfied if, for such year (or for such portion of the year during which he or she satisfies the requirements of (a) or (b) above) such individual has elected to participate in pre-tax deferrals and/or after-tax contributions under CRSP to the maximum extent required and permissible thereunder (taking into account any limitations imposed under the CRSP to comply with the qualification requirements of the Code) to obtain the maximum possible Matching Contribution under CRSP.

         For purposes of Section 3(36) of ERISA, the Plan shall be treated as two separate plans, one of which will be deemed to provide only benefits (if any) in excess of the limitations of section 415 of the Code.

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                                    SECTION 3

                                    Benefits

         3.1.     Credits to Memorandum Accounts.

                  (a) For each Plan Quarter for which Matching Contributions are made to the CRSP, the Committee shall, as soon as practicable after the close of such quarter accrue to the Memorandum Account of each individual who is a Supplemental Plan Participant for all or any part of such period, an amount equal to the excess of (i) the Applicable Matching Percentage of the Supplemental Plan Participant's Compensation for such period (such Compensation to be determined, solely for this purpose, without regard to the limitations described in the last paragraph of Section 2.21 of the CRSP, but taking into account the limitations described in Section 2.21(b) of the CRSP), over (ii) the sum of (A) the amount which is actually allocated to the Supplemental Plan Participant's Matching Contribution Account in the CRSP with respect to such period, plus (B) any additional credit made for the benefit of the Supplemental Plan Participant with respect to such period under Section 4(a) (ii) of the Corporation's nonqualified Deferred Compensation Plan.

                  (b)(i) As soon as practicable after the end of each Plan Year, the Committee shall also accrue to each Supplemental Plan Participant's Memorandum Account an amount equal to the amount (if any) that would have been contributed for the benefit of the Supplemental Plan Participant by his or her Affiliated Employer under Sections 6.5 of the CRSP for such Plan Year had the limitations of Sections 401(a) (17) and 415 of the Code and the corresponding limitations under the CRSP not applied and had such contributions and allocations under the CRSP been based on Compensation increased (but only if Section 2.1(a) is satisfied) by deferrals (if any) under the Corporation's nonqualified Deferred Compensation Plan, such amount to be reduced by the amount (if any) which is actually contributed and allocated under Section 6.5 of the CRSP to the Supplemental Plan Participant's Company Contribution Account.

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                  (b)(ii) As soon as practicable after the last business day of each Plan Quarter, the Committee shall also accrue to each Supplemental Plan Participant's Memorandum Account an amount equal to the amount (if any) that would have been contributed to the Supplemental Plan Participant's ESOP Allocation Account by his or her Affiliated Employer under Sections 7.5 of the CRSP for such Plan Quarter had the limitations of Sections 401(a) (17) and 415 of the Code and the corresponding limitations under the CRSP not applied and had such contributions and allocations under the CRSP been based on Compensation increased (but only if Section 2.1(a) is satisfied) by deferrals (if any) under the Corporation's nonqualified Deferred Compensation Plan, such amount to be reduced by the amount (if any) which is actually contributed and allocated to the Supplemental Plan Participant's ESOP Allocation Account under Section 7.5 of the CRSP.

                  (c) Amounts accrued hereunder shall be converted to units and treated as if invested in the Cabot Stock Fund under the CRSP, except as provided in Sections 3.1(d) and 3.1(e) hereof.

                  (d) From and after the date of a Change in Control, each memorandum account shall be treated as if invested (i) in a fixed-income vehicle earning interest at the rate earned by the most currently issued 10-year Treasury Notes on the date of reference or
         (ii) on such other reasonable basis as the Committee shall determine from time to time; provided, that this paragraph shall operate to change the basis for measuring investment return on Memorandum Accounts upon a Change in Control only if such change would then be consistent with continued exemption of interests hereunder from the definition of "derivative securities" under Rule 16a-1(c) promulgated under the Securities Exchange Act of 1934, as amended (or any successor Rule). The earnings shall be determined and shall accrue as of each Valuation Date until all amounts have been paid to or on behalf of the Supplemental Plan Participant.

                  (e) Beginning as of the Valuation Date next following the earliest of the Supplemental Plan Participant's becoming a Disabled Participant, Retirement, other

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         termination of employment, or death while employed by an Affiliated
         Employer, the Supplemental Plan Participant's account shall be treated as if invested (i) in a fixed-income vehicle earning interest at the rate earned by the most currently issued 10-year U.S. Treasury Notes on the date of reference, or (ii) on such other reasonable basis as the Committee shall determine from time to time. The earnings shall be determined and shall accrue as of each Valuation Date until all amounts have been paid to or on behalf of the Supplemental Plan Participant.

                  3.2. Amount, Form and Timing of Benefit Payments. This Section
         3.2 applies to Supplemental Plan Participants whose Annuity Starting Dates are on or after January 1, 2002. Distributions with respect to Supplemental Plan Participants whose Annuity Starting Dates are prior to January 1, 2002, shall be governed by the provisions of Appendix A.

                  (a) In the event of a Supplemental Plan Participant's termination of employment with the Affiliated Employers for any reason, his or her vested balance under the Plan shall be paid, or shall commence to be paid, as soon as practicable on or after the Participant's termination date. For purposes of this paragraph, the vested balance of a Supplemental Plan Participant shall mean:

                           (i) in the event of a Supplemental Plan Participant's
                  termination of employment with the Affiliated Employers by reason of Retirement or becoming a Disabled Participant, the entire balance of his or her memorandum Account; and

                           (ii) in the event of a Supplemental Plan
                  Participant's termination of employment with the Affiliated Employers other than by reason of Retirement or becoming a Disabled Participant or death, the product of (A) the balance of his or her Memorandum Account determined under Section 3.1, times (B) the percentage representing the vested interest of such Supplemental Plan Participant in his or her CRSP Account as determined under the vesting rules applicable to a Supplemental Plan Participant's Matching Contribution Account, Company Contributions Account, and ESOP Allocation Account under the CRSP.

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                  (b) (i) A Supplemental Plan Participant shall elect, at such time and in such manner as prescribed by the Committee, to receive his or her benefits payable under the Plan in either a lump sum payment, or in installments for 5, 10 or 15 years. The Supplemental Plan Participant may change his or her election to any alternative form of payment then available by submitting a new election to the Committee, provided, that any such election is submitted at least 13 months prior to the Participant's Annuity Starting Date and is accepted by the Committee in its sole discretion. The election form most recently accepted by the Committee shall govern the payment of the Supplemental Plan Participant's Memorandum Account. If a Supplemental Plan Participant does not make any election with respect to the payment of his or her Memorandum Account, then (A) if such individual terminated employment with the Affiliated Employers prior to January 1, 2002, such benefits shall be paid in 120 monthly installments, and (B) if such individual terminates employment with the Affiliated employers on or after January 1, 2002, such benefits shall be paid in a lump sum. If the Supplemental Plan Participant's Memorandum Account is to be distributed in installments, the amount of each installment shall be calculated by dividing the unpaid balance, valued as of the preceding Valuation Date, by the number of installments remaining to be paid.

                  (ii) Section 3.2(b)(i) notwithstanding, (A) if the balance of the Supplemental Plan Participant's Memorandum Account determined as soon as practicable following his or her termination of employment with the Affiliated Employers totals less than $50,000, the Committee shall distribute the vested balance of such Memorandum Account in a lump sum as soon as practicable following such termination, notwithstanding the Supplemental Plan Participant's election under the Plan, and (B) if the balance of the Supplemental Plan Participant's Memorandum Account on his or her Annuity Starting Date totals $50,000 or more, the Committee may, in its discretion, accelerate payment of all or any portion of the Memorandum Account if it determines such acceleration to be in the interests of the Corporation.

                  (c) In the event of a Supplemental Plan Participant's termination of

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         employment with the Affiliated Employers by reason of death, the balance of his or her memorandum account determined under Section 3.1 shall be paid in a single sum to the Supplemental Plan Participant's Beneficiary as soon as practicable after the receipt by the Supplemental Plan Participant's Affiliated Employer of notice of the Supplemental Plan Participant's death.

                  (d) If a Supplemental Plan Participant dies prior to the complete distribution of his or her vested benefit, the remaining installments shall be paid to his or her Beneficiary; provided, that upon application by such Beneficiary showing financial hardship or other adequate cause as determined by the Committee in its sole discretion, the Committee may cause the remaining balance in the decedent's memorandum account to be paid in a lump sum to the Beneficiary in complete satisfaction of any remaining benefit obligation to such Beneficiary hereunder.

                  (e) All amounts payable hereunder shall be paid in cash or in whole shares of common Stock of Cabot Corporation as follows:

                           (i) If a Supplemental Plan Participant is employed by
                  the Corporation or an Affiliated Employer on January 1, 2002, then payment shall be made in common Stock.

                           (ii) If a Supplemental Plan Participant is not
                  employed by the Corporation or an Affiliated Employer on January 1, 2002, and such individual's Annuity Starting Date is on or after January 1, 2002, then such payment shall be made in cash, unless such individual irrevocably elects, at such time and in such manner as prescribed by the Committee, to receive payment in common Stock. A Supplemental Plan Participant shall be entitled to make only one such election. Sections 3.2(e)(i) and (e)(2) above notwithstanding, amounts represented by fractional shares of common Stock shall be paid in cash,

         3.3. Nature of Account. The Memorandum Account maintained by the Corporation for a Supplemental Plan Participant shall be book-entry account only, shall hold no actual shares of the Corporation's stock, and shall represent no interest in or ownership of any such stock.

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Supplemental Plan Participants shall have no voting rights or any other shareholder rights by reason of participation in this Plan. No Participant, his Beneficiary or Beneficiaries, or any other person shall have, under any circumstances, any interest whatever in any particular property or assets of the Company by virtue of this Plan, and the rights of the Participant, his Beneficiary or Beneficiaries under this Plan shall be no greater than the rights of a general unsecured creditor of the Company.

         3.4. No Payment While Employed. No amounts accrued hereunder on behalf of a Supplemental Plan Participant may be distributed prior to his or her termination of employment with the Affiliated Employers or death, as the case may be. If a Supplemental Plan Participant whose employment has terminated returns to the employ of an Affiliated Employer, any benefits remaining to be paid to such Supplemental Plan Participant shall be suspended during the period of reemployment. Upon his or her subsequent termination of employment, the Supplemental Plan Participant's memorandum account shall be payable in accordance with the rules set forth in Section 3.2 above.

         3.5. Benefits Unfunded. This Plan shall not be construed to create a trust of any kind or a fiduciary relationship between any Affiliated Employer and a Supplemental Plan Participant. Neither Supplemental Plan Participants nor their beneficiaries, nor any other person, shall have any rights against any Affiliated Employer or its assets in respect of any benefits hereunder, other than rights as general creditors. Nothing in this Section 3.5, however, shall preclude an Affiliated Employer from establishing and funding a trust for the purpose of paying benefits hereunder, if such trust's assets are subject to the claims of the Affiliated Employer's general creditors in the event of bankruptcy or insolvency.

         3.6. Designation of Beneficiary. A Supplemental Plan Participant may designate, in writing, one or more beneficiaries under this Supplemental Plan, who may be the same as or different than those named under the CRSP to receive benefits, if any, payable upon the Supplemental Plan Participant's death; provided, that in the case of a Supplemental Plan Participant who is married at time of death, the Supplemental Plan Participant's surviving spouse shall be treated as the sole Beneficiary unless he or she has consented (in accordance with

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procedures similar to those in the CRSP relating to spousal consent) to the designation of one or more other Beneficiaries. In the absence of any beneficiary so designated, benefits payable following death shall be paid to the Supplemental Plan Participant's surviving spouse, if any; if none, to such person or persons (including the decedent's estate) as are designated to receive any benefits remaining to be paid under the CRSP; or if none of the foregoing, to such person or persons as shall be designated by the Committee.

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                                    SECTION 4

                               Certain Forfeitures

         4.1. Termination for Cause. Notwithstanding anything to the contrary in this Plan, benefits payable hereunder shall be forfeited by the Supplemental Plan Participant if the Supplemental Plan Participant's termination of employment was requested by an Affiliated Employer and the termination was determined by the Committee to be for "cause." For purposes of this Plan, "cause" shall mean any action or failure to act by the Supplemental Plan Participant which the Committee in its sole discretion determines to have constituted negligence or misconduct in the performance of the Supplemental Plan Participant's duty to his or her Affiliated Employer. Notwithstanding the foregoing provisions of this Section 4.1, in respect of any termination of a Supplemental Plan Participant's employment requested by an Affiliated Employer within the three-year period immediately following a Change in Control, "cause" shall mean only (i) the willful and continued failure by the Supplemental Plan Participant to substantially perform his or her duties with his or her Affiliated Employer, after a written demand for substantial performance is delivered to the Supplemental Plan Participant by the Affiliated Employer which demand specifies the manner in which the Affiliated Employer believes that the Supplemental Plan Participant has not substantially performed the Supplemental Plan Participant's duties, or (ii) the willful engaging by the Supplemental Plan Participant in conduct which is demonstrably and materially injurious to the Affiliated Employer, monetarily or otherwise. For purposes of clauses (i) and
(ii) of the preceding sentence, no act, or failure to act, on the Supplemental Plan Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Supplemental Plan Participant not in good faith and without reasonable belief that the Supplemental Plan Participant's act or failure to act was in the best interest of the Affiliated Employer.

         4.2. Other Terminations of Employment. In the event of a Supplemental Plan Participant's termination of employment other than by reason of death, Retirement or Total and Permanent Disability, that portion of his or her Memorandum Account balance that is not payable under Section 3.2(a) shall be promptly forfeited. If such Supplemental Plan Participant is

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later reemployed by an Affiliated Employer under circumstances entitling him or her to a restoration of all or a portion of his or her account balance under the CRSP, the Committee shall make an appropriate corresponding restorative adjustment to his or her memorandum account hereunder.

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                                    SECTION 5

                                 Administration

         5.1. Duties of Committee. This Plan shall be administered by the Committee in accordance with its terms and purposes. The Committee shall determine, in accordance with Section 3 hereunder, the amount and manner of payment of the benefits due to or on behalf of each Supplemental Plan Participant from this Plan and shall cause them to be paid by the Corporation accordingly. The Committee may delegate its powers, duties and responsibilities to one or more individuals (including in the Committee's discretion employees of one or more Affiliated Employers) or one or more committees of such individuals.

         5.2. Finality of Decision. The decisions made by and the actions taken by the Committee in the administration of this Plan shall be final and conclusive with respect to all persons, and neither the Committee nor individual members thereof, nor its or their delegates hereunder, shall be subject to individual liability with respect to this Plan.

         5.3.     Benefit Claims; Appeal and Review.

                  (a) If any person believes that he or she is being denied any rights or benefits under this Plan, such person may file a claim in writing with the Committee or its designee. If any such claim is denied the Committee or its designee will notify such person of its decision in writing. Such notification shall be written in a manner calculated to be understood by such person and will contain (i) specific reasons for denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification of will be given within 90 days after the claim is received by the Committee or its designee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within

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         such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim by the Committee.

                  (b) Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after- the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

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                                    SECTION 6

                            Amendment and Termination

         6.1. Amendment and Termination. While the Corporation intends to maintain this Plan in conjunction with the CRSP for as long as it deems necessary, the Board of Directors reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate; provided, that no such amendment shall reduce the balance of any Supplemental Plan Participant's Memorandum Account as of the Valuation Date next preceding the date of such amendment unless the Participant consents to such reduction.

         Amendments affecting the accrual of benefits hereunder in respect of Supplemental Plan Participants who are subject to the short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934, as amended, may be made no more frequently than once every six (6) months. Notwithstanding any other provision hereunder, during the three-year period immediately following a Change in Control, this Plan may not be terminated, altered or amended in a way that would decrease future accrual of, eligibility for, or entitlement to, benefits hereunder. This Section 6.1 may not be altered or amended during that same three-year period in any way except with the prior written consent of all of the then Supplemental Plan Participants.

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                                    SECTION 7

                                  Miscellaneous

         7.1. No Employment Rights. Nothing contained in this Plan shall be construed as a contract of employment between any Affiliated Employer and a Supplemental Plan Participant, or as giving any Supplemental Plan Participant the right to be continued in the employment of an Affiliated Employer, or as a limitation of the right of an Affiliated Employer to discharge any Supplemental Plan Participant, with or without cause.

         7.2. Assignment. Subject to the provisions of this Plan relating to payment of benefits upon the death of a Supplemental Plan Participant, the benefits payable under this Plan may not be assigned, alienated, transferred, pledged, or encumbered.

         7.3. Withholding, Etc. Benefits payable under this Plan shall be subject to all applicable federal, state or other tax withholding requirements. To the extent any amount credited hereunder to a Supplemental Plan Participant's account is treated as "wages" for FICA/Medicare or FUTA tax purposes on a current basis (or when vested), rather than when distributed, all as determined by the Committee, then the Committee shall require that the Supplemental Plan Participant either (i) timely pay such taxes in cash by separate check to his or her Affiliated Employer, or (ii) make other arrangements satisfactory to such Employer (e.g., additional withholding from other wage payments) for the payment of such taxes. To the extent a Supplemental Plan Participant fails to pay or provide for such taxes as required, the Committee may suspend the Supplemental Plan Participant's participation in the Plan or reduce amounts credited or to be credited hereunder.

         7.4. Distribution of Taxable Amounts. Anything in the Plan to the contrary notwithstanding, in the event any Supplemental Plan Participant or Beneficiary is determined to be subject to federal income tax on any amount credited to the Participant's Memorandum Account prior to the time payment is otherwise due hereunder, the entire amount determined to be so taxable shall be paid from the Participant's Memorandum Account to such Participant or Beneficiary. Any amount to the credit of a Participant's Account shall be determined to be

                                       18
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subject to federal income tax upon the earlier of:

         (a) determination by the Internal Revenue Service addressed to the Participant or Beneficiary which is not appealed; or

         (b) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service that amounts credited to a Participant's Account are subject to federal income tax.

         7.5. No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guarantee by the Corporation, Affiliated Employer, the Committee, or any other person or entity that the assets of the Corporation of Affiliated Employers will be sufficient to pay any benefits hereunder. No Supplemental Plan Participant shall have any right to receive a benefit payment under the Plan except in accordance with the terms of the Plan.

         The Corporation, Affiliated Employers, and Committee do not in any way guarantee any Supplemental Plan Participant's Memorandum Account against loss or depreciation, whether caused by poor performance of an earnings measure or by any other event or occurrence. In no event shall the employees, officers, directors, or stockholders of the Corporation of Affiliated Employers be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment hereunder.

         7.6. Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Corporation and Affiliated Employers and the Plan therefor.

         7.7. Limitations on Liability. Notwithstanding any of the preceding provisions of

                                       19
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the Plan, neither the Corporation nor Affiliated Employers, nor any individual acting as employee or agent of the foregoing, nor the Committee shall be liable to any Supplemental Plan Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

         7.8. Provisions to Facilitate Plan Operations. If it is impossible or difficult to ascertain the person to receive any benefit under the Plan, the Committee may, in its discretion and subject to applicable law, direct payment to the person it deems appropriate consistent with the Plan's purposes; or retain such amounts in the Plan for payment to a court pending judicial determination of the rights thereto. Any payment under this Section 7.8 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

         7.9. Correction of Payment Mistakes. Any mistake in the payment of a Supplemental Plan Participant's benefits under the Plan may be corrected by the Committee when the mistake is discovered. The mistake may be corrected in any reasonable manner authorized by the Committee (e.g., adjustment in the amount of future benefit payments, repayment to the Plan of an overpayment, or catch-up payment to a Participant for an underpayment). In appropriate circumstances (e.g., where a mistake is not timely discovered), the Committee may waive the making of any correction. A Supplemental Plan Participant or Beneficiary receiving an overpayment by mistake shall repay the overpayment if requested to do so by the Committee.

         7.10. Schedules. The Committee may by Schedule modify the benefits available hereunder to one or more specified individuals. The provisions of each such Schedule shall, with respect to the individual or individuals thereby affected, be deemed a part of the Plan and shall be incorporated herein.

         7.11. Law Applicable. This Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this instrument is executed this 11th day of December, 2002.

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                                CABOT CORPORATION

                             By: /s/ Robby D. Sisco
                                 ------------------

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                                   APPENDIX A

         This Appendix applies to Supplemental Plan Participants whose Annuity Starting Dates are prior to January 1, 2002. Distributions with respect to Supplemental Plan Participants whose Annuity Starting Dates are on or after January 1, 2002, shall be governed by Section 3.2 of the Plan.

         Section 1. Amount, Form and Timing of Benefit Payments.

                  (a) In the event of a Supplemental Plan Participant's termination of employment with the Affiliated Employers (other than by reason of Retirement, or becoming a Disabled Participant, or death), his or her vested balance under the Plan shall commence to be paid as soon as practicable on or after the Participant's Annuity Starting Date in the form of 120 monthly installments, each installment calculated by dividing the unpaid vested balance, valued as of the preceding Valuation Date, by the number of installments remaining to be paid; provided, however, that, the Committee in its discretion may accelerate payment of all or any portion of the account if it determines such acceleration to be in the interests of the Corporation. For purposes of this paragraph, the vested balance of a Supplemental Plan Participant shall be the product of (A) the balance of his or her Memorandum Account determined under Section 3.1 of the Plan, times (B) the percentage representing the vested interest of such Supplemental Plan Participant in his or her CRSP Account as determined under the vesting rules applicable to a Supplemental Plan Participant's Matching Contribution Account, Company Contributions Account, and ESOP Allocation Account under the CRSP.

                  (b) In the event of a Supplemental Plan Participant becomes a Disabled Participant or Retires, the balance of his or her Memorandum Account determined under Section 3.1 of the Plan shall be distributed at the same time and in the same, manner as the Supplemental Plan Participant's benefits under the CRSP, subject to the following special rules:

                           (i) If the balance of the Supplemental Plan
         Participant's

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                  Memorandum Account at Retirement or termination of employment totals less than $50,000, the Committee may distribute the accounts in a lump sum (or on some other accelerated basis) notwithstanding the Supplemental Plan Participant's election under the CRSP.

                           (ii) If the Supplemental Plan Participant elects a
                  distribution of a single-life or joint and survivor annuity under Section 9.3(a) (iv) of the CRISP (as such Section appeared prior to the 2000 Restatement of the CRISP), the Committee's discretion as described above to distribute the Memorandum Accounts hereunder on an accelerated basis shall apply regardless of the size of the balance of the Supplemental Plan Participant's Memorandum Account hereunder.

                           (iii) If the Supplemental Plan Participant elects a
                  lump sum payment of his or her CRSP benefit, that election shall be effective with respect to his or her Plan benefit hereunder only with the approval of the Committee. If the Committee does not approve a lump sum payment election, the Supplemental Plan Participant's Memorandum Account hereunder shall be distributed in 120 monthly installments as described at Section (1)(a) above or on such accelerated basis as the Committee may determine.

                           (iv) If the Supplemental Plan Participant's
                  Memorandum Account is to be distributed in installments, the amount of each installment shall be calculated by dividing the unpaid balance, valued as of the preceding Valuation Date, by the number of installments remaining to be paid. Any distribution hereunder that is to be made over the life of the Supplemental Plan Participant or the lives of the Supplemental Plan Participant and his or her Beneficiary shall be based on such reasonable actuarial assumptions as the Committee may determine (which may be different than those applied under the Corporation's qualified plans or those used by commercial insurance companies)

                  (c) In the event of a Supplemental Plan Participant's termination of

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         employment with the Affiliated Employers by reason of death, the balance of his or her Memorandum Account determined under Section 3.1 of the Plan shall be paid in a single sum to the Supplemental Plan Participant's Beneficiary as soon as practicable after the receipt by the Supplemental Plan Participant's Affiliated Employer of notice of the Supplemental Plan Participant's death.

                  (d) If a Supplemental Plan Participant described in paragraph
         (a) or (b) dies prior to the complete distribution of his or her vested benefit, the remaining installments shall be paid to his or her Beneficiary; provided, that upon application by such Beneficiary showing financial hardship or other adequate cause as determined by the Committee in its sole discretion, the Committee may cause the remaining balance in the decedent's memorandum account to be paid in a lump sum to the Beneficiary in complete satisfaction of any remaining benefit obligation to such Beneficiary hereunder.

                  (e) If the Supplemental Plan Participant elects to roll over his or her vested CRSP benefit to the Corporation's Cash Balance Plan, the vested balance of his or her Memorandum Account hereunder shall be treated as having been transferred to the Corporation's nonqualified plan maintained as a supplement to the Corporation's Cash Balance Plan, and paid in accordance with the terms of that supplemental plan.

                  (f) All amounts payable hereunder shall be paid in cash only.

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

                                   SCHEDULE X

         Effective May 13, 1994, the Board of Directors deemed it advisable to provide certain additional benefits to one or more Supplemental ESOP Participants. Pursuant to such action of the Board, and in accordance with
Section 7.10 of the Plan, the foregoing terms of this Supplemental Retirement Incentive Savings Plan are modified as follows:

         1. "Schedule X Participant" shall mean Kennett F. Burnes.

         2. Amount of Benefits. The following shall be substituted for Section 3.1(b(ii) of the Plan for the Schedule X Participant:

         "(b)(ii) As soon as practicable after the last business day of each Plan Quarter, the Committee shall also accrue to each Supplemental Plan Participant's Memorandum Account an amount calculated as follows:

                  (A). Determine the amount (if any) that would have been contributed to the Supplemental Plan Participant's ESOP Allocation Account by his or her Affiliated Employer under Sections 7.5 of the CRSP for such Plan Quarter had the limitations of Sections 401(a) (17) and 415 of the Code and the corresponding limitations under the CRSP not applied, and had such contributions and allocations under the CRSP been based on Compensation increased (but only if Section 2.1(a) of the Plan is satisfied) by deferrals (if any) under the Corporation's nonqualified Deferred Compensation Plan.

                  (B). Multiple the result in subsection (A) above by two (2).

                  (C). Reduce the result in subsection (B) above by the amount (if any) which is actually contributed and allocated to the Supplemental Plan Participant's ESOP Allocation Account under Section
         7.5 of the CRSP for such Plan Quarter."

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